Exhibit 10.5

RED ROBIN GOURMET BURGERS, INC. 2024 PERFORMANCE INCENTIVE PLAN RESTRICTED STOCK UNIT GRANT AGREEMENT (NON-EMPLOYEE DIRECTORS)	Red Robin Gourmet Burgers, Inc. 10000 E. Geddes Avenue, Suite 500 Englewood, CO 80112
Name: Participant ID: Address1: Address2: City: State: Zip Code: Award No.: Plan: 2024

This Restricted Stock Unit Grant Agreement (this “Award Agreement”) between RED ROBIN GOURMET BURGERS, INC. (the “Corporation”) and _________________ (the “Participant”) is dated effective ________ (the “Date of Grant”).

RECITALS

A.    The Board of Directors has adopted, and the stockholders have approved, the Red Robin Gourmet Burgers, Inc. 2024 Performance Incentive Plan, as may be amended from time to time (the “Plan”);

B.    The Plan provides for the granting of restricted stock unit awards to eligible participants as determined by the Committee; and

C.    The Committee has determined that Participant is a person eligible to receive a restricted stock unit award under the Plan and has determined that it would be in the best interest of the Corporation to grant the restricted stock unit award provided for herein.

AGREEMENT

1.    Grant of Restricted Stock Units.

(a)    Award. Pursuant to the Plan, Participant is hereby awarded _________________ restricted stock units (the “Stock Units”), subject to the conditions of the Plan and this Award Agreement. Each Stock Unit represents the right to receive one share of Stock on the vesting schedule set forth below. Unless and until the Stock Units vest, Participant shall have no right to receive shares of Stock under such Stock Units.

(b)    Plan Incorporated. Participant acknowledges receipt of a copy of the Plan, and agrees that this award of Stock Units shall be subject to all of the terms and conditions set forth in the Plan, including future amendments thereto, if any, pursuant to the terms thereof, which Plan is incorporated herein by reference as a part of this Award Agreement. Except as defined herein, capitalized terms shall have the same meanings ascribed to them under the Plan.

2. Vesting and Payment.

(a)    Except as otherwise provided herein, Participant shall vest in his or her rights under the Stock Units on the later to occur of (i) 50 weeks following the Date of Grant, and (ii) the date of the next annual meeting of the Corporation’s stockholders (such date being referred to herein as the “Vesting Date”).

Notwithstanding the foregoing, vesting pursuant to the foregoing schedule shall occur on the Vesting Date only if Participant provides continuous services to the Corporation from the Date of Grant to such Vesting Date. Upon vesting, the Corporation shall deliver to Participant a number of shares of Stock equal to the aggregate number of Stock Units that vested, with such delivery to occur within 30 days of the Vesting Date; provided, however, that if Participant has made a timely election to defer the receipt of shares of Stock in accordance with the procedures established by the Board of Directors, and in a manner that complies with Section 409A of the Code, then the delivery of such shares shall be made in accordance with the terms of such election.

(b)    Any unvested Stock Units shall vest, and the Corporation shall deliver to Participant shares of Stock equal to the aggregate number of Stock Units still outstanding in a lump sum, upon the occurrence of a Change in Control Event. For purposes of this Award Agreement, the term “Change in Control Event” shall include only a transaction that would constitute a “change in ownership or effective control or in the ownership of a substantial portion of the assets” of the Corporation under Code Section 409A.

(c)    Except as provided in Section 2(d) below, if Participant ceases to provide services to the Corporation at any time prior to the Vesting Date and prior to a Change in Control Event, all unvested Stock Units shall be cancelled immediately on the date that Participant's service is terminated, and Participant shall cease to have any right or entitlement to receive any shares of Stock under such cancelled Stock Units.

(d)    Notwithstanding any other provision of this Award Agreement, in accordance with Section 3.1(h) of the Plan, the Committee may, in its discretion, waive the vesting requirements above in the event of Participant’s Separation from Service on account of Participant’s death, Disability, or Change in Control (as determined by the Committee). In the event the Committee exercises its discretion pursuant to this Section 2(d) to waive the vesting requirements, the Corporation shall deliver to Participant shares of Stock equal to the aggregate number of Stock Units still outstanding in a lump sum within 30 days of Participant’s Separation from Service.

3.    Issuance and Limits on Transferability. As soon as administratively practicable following the vesting of the Stock Units in accordance with Section 2, the Company shall enter the Participant on its books and records as the owner of such number of shares equal to the number of vested Stock Units. Notwithstanding any other provision of this Award Agreement, the issuance or delivery of any shares of Stock may be postponed for such period as may be required to comply with any requirements under any law or regulation applicable to the issuance or delivery of such shares. The Corporation shall not be obligated to issue or deliver any shares of Stock if the issuance or delivery thereof shall constitute a violation of any provision of any law or of any regulation of any governmental authority. Stock Units shall not be transferable except by will or the laws of descent and distribution or pursuant to a beneficiary designation, or as otherwise permitted by the Plan. No right or benefit hereunder shall in any manner be liable for or subject to any debts, contracts, liabilities, or torts of Participant. Participant agrees that the Stock Units will not be sold or otherwise disposed of in any manner that would constitute a violation of any applicable federal or state securities laws. Any purported assignment, alienation, pledge, attachment, sale, transfer or other encumbrance of Stock Units that does not satisfy the requirements of this Award Agreement and the Plan shall be void and unenforceable against the Corporation.

4.    Stockholder Rights. Participant shall not have any stockholder rights, including voting or dividend rights, with respect to the shares of Stock subject to the Stock Units until any such shares are delivered pursuant to Section 2.

5.    Tax Consideration. The Corporation has advised Participant to seek Participant’s own tax and financial advice with regard to the federal and state tax considerations resulting from Participant’s receipt of Stock Units pursuant to this Award Agreement. Participant understands that the Corporation will report to appropriate taxing authorities the payment to Participant of compensation income upon the payment of the shares of Stock. Participant understands that he or she is solely responsible for the payment of any federal and state taxes resulting from this grant of Stock Units.

6. Binding Effect. This Award Agreement shall bind Participant and the Corporation and their beneficiaries, survivors, executors, administrators and transferees.

7.    Applicable Law. This Award Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to conflict of law principles thereunder.

8.    Conflicts and Interpretation. In the event of any conflict between this Award Agreement and the Plan, the Plan shall control. Participant agrees to be bound by the terms of the Plan and this Award Agreement. Participant acknowledges having read and understanding the Plan, the prospectus for the Plan, and this Award Agreement. In the event of any ambiguity in this Award Agreement, or any matters as to which this Award Agreement is silent, the Plan shall govern including, without limitation, the provisions thereof pursuant to which the Committee has the power, among others, to (i) interpret the Plan, (ii) prescribe, amend and rescind rules and regulations relating to the Plan and (iii) make all other determinations deemed necessary or advisable for the administration of the Plan.

9.    Amendment. The Corporation may modify, amend or waive the terms of this Award Agreement, prospectively or retroactively, but no such modification, amendment or waiver shall impair the rights of Participant without his or her consent, except as required by applicable law, NASDAQ or stock exchange rules, tax rules or accounting rules. Prior to the effectiveness of any modification, amendment or waiver required by tax or accounting rules, the Corporation will provide notice to Participant and the opportunity for Participant to consult with the Corporation regarding such modification, amendment or waiver. The waiver by either party of compliance with any provision of this Award Agreement shall not operate or be construed as a waiver of any other provision of this Award Agreement, or of any subsequent breach by such party of a provision of this Award Agreement.

10.    Compliance with Code section 409A. The Stock Units granted under this Award Agreement are intended to be exempt from the requirements of Code Section 409A as “short-term deferrals” and the provisions herein shall be interpreted accordingly.

RED ROBIN GOURMET BURGERS, INC., a Delaware corporation

By:

Title: